SCHEDULE 14C INFORMATION
                    Proxy Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

[ X ] Filed by the Company

[   ] Filed by a party other than the Company


Check the appropriate box:

[   ]  Preliminary Proxy Statement

[   ]  Confidential, for Use of the Commission Only
       (as permitted by Rule 14a-6(e)(2))

[ X ]  Definitive Proxy Statement

[   ]  Definitive Additional Materials

[   ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                               Global Media Corp.
  ----------------------------------------------------------------------------
                  (Name of Company as Specified in Its Charter)

     Payment of filing fee (Check the appropriate box):

     [ X ] No fee required

     [ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

     (1) Title of each class of securities to which transaction applies:

         --------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

         --------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          --------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

         ---------------------------------------------------------------

     (5) Total fee paid:

         ---------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

         -------------------------

     (2) Form, Schedule or Registration Statement No.:

         -------------------------

     (3) Filing Party:

         -------------------------

     (4) Date Filed:

         -------------------------

                               GLOBAL MEDIA CORP.

                                 PROXY STATEMENT

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held April 18, 2000

TO THE SHAREHOLDERS OF GLOBAL MEDIA CORP

NOTICE HEREBY IS GIVEN that the Annual Meeting of Shareholders of GLOBAL MEDIA CORP., a Nevada corporation (the "Company"), will be held at the Grand Weston Hotel, 433 Robson Street, Vancouver, British Columbia, on April 18, 2000, at 10:00 a.m., Pacific Standard Time, and at any and all adjournments thereof, for the purpose of considering and acting upon the following Proposals:


Proposal No. 1. ELECTION OF DIRECTORS

Proposal No. 2. RATIFICATION  OF SELECTION OF ARTHUR  ANDERSEN  LLP,  CHARTERED
                ACCOUNTANTS AS THE COMPANY'S INDEPENDENT AUDITORS.

Proposal No. 3. APPROVAL OF AN AMENDMENT  TO THE ARTICLES OF  INCORPORATION  TO
                CHANGE THE NAME OF THE COMPANY TO "GLOBALMEDIA.COM".

Proposal No. 4. APPROVAL OF THE GLOBAL MEDIA CORP. 2000 STOCK OPTION PLAN.


This Annual Meeting is called as provided for by Nevada law and the Company's By-laws.

Only holders of the outstanding Common Stock of the Company of record at the close of business on February 25, 2000 will be entitled to notice of and to vote at the Meeting or at any adjournment or adjournments thereof.

All shareholders, whether or not they expect to attend the Annual Meeting of Shareholders in person, are urged to sign and date the enclosed Proxy and return it promptly in the enclosed postage-paid envelope which requires no additional postage if mailed in the United States. The giving of a proxy will not affect your right to vote in person if you attend the Meeting.


BY ORDER OF THE BOARD OF DIRECTORS.


James Porter
SECRETARY

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 18, 2000

                               GENERAL INFORMATION

The enclosed Proxy is solicited by and on behalf of the Board of Directors of GLOBAL MEDIA CORP., a Nevada corporation (the "Company"), for use at the Company's Annual Meeting of Shareholders (the "Meeting") to be held at the Grand Weston Hotel, 433 Robson Street, Vancouver, British Columbia, on the 18th day of April, 2000 at 10:00 a.m. Pacific Standard Time, and at any adjournment thereof. It is anticipated that this Proxy Statement and the accompanying Proxy will be mailed to the Company's shareholders on or before March 20, 2000.

Any person signing and returning the enclosed Proxy may revoke it at any time before it is voted by giving written notice of such revocation to the Company, or by voting in person at the Meeting. The expense of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to shareholders, will be borne by the Company. It is anticipated that solicitations of proxies for the Meeting will be made only by use of the mails; however, the Company may use the services of its Directors, Officers and employees to solicit proxies personally or by telephone without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of the Company's shares held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred by them in that connection.

All shares represented by valid proxies will be voted in accordance therewith at the Meeting. Shares not voting as a result of a proxy marked to abstain will be counted as part of total shares voting in order to determine whether or not a quorum has been achieved at the Meeting. Shares registered in the name of a broker-dealer or similar institution for beneficial owners to whom the broker-dealer distributed notice of the Annual Meeting and proxy information and which such beneficial owners have not returned proxies or otherwise instructed the broker-dealer as to voting of their shares, will be counted as part of the total shares voting in order to determine whether or not a quorum has been achieved at the Meeting. Abstaining proxies and broker-dealer non-votes will not be counted as part of the vote on any business at the Meeting on which the shareholder has abstained.

The Company's Annual Report to Shareholders for the fiscal year ended July 31, 1999, has been previously mailed or is being mailed simultaneously to the Company's shareholders, but does not constitute part of these proxy soliciting materials.

SHARES OUTSTANDING AND VOTING RIGHTS

All voting rights are vested exclusively in the holders of the Company's Common Stock with each common share entitled to one vote. Only shareholders of record at the close of business on February 25, 2000 are entitled to notice of and to vote at the Meeting or any adjournment thereof. On February 25, 2000 the Company had 22,291,412 shares of its Common Stock outstanding, each of which is entitled to one vote on all matters to be voted upon at the Meeting, including the election of Directors. No fractional shares are presently outstanding. A majority of the Company's outstanding voting stock represented in person or by proxy shall constitute a quorum at the Meeting. The affirmative vote of a majority of the votes cast, providing a quorum is present, is necessary to elect the Directors. Cumulative voting in the election of Directors is not permitted.



DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

Our current directors, executive officers and other key employees, and their ages, as of February 25, 2000 are as follows:

NAME                   AGE           POSITION
--------              -----          ---------

Michael Metcalfe       43     Chairman of the Board

Robert Fuller (1)      38     Director and Chief Executive Officer

Jeffery Mandelbaum     40     Director and President

Winston V. Barta       29     Director, Vice President of Marketing and
                              Business Development

L. James Porter        35     Director, Chief Financial Officer, Vice President
                              of Finance and Administration and Secretary

Jack MacDonald (1)(2)  71     Director

Barr Potter (1)(2)     51     Director

Gary Slaight (2)       49     Director

Paul Sullivan          45     Executive Vice President of Sales and Marketing

Monte Walls-Burris     29     Vice President of Corporate Affairs

(1) Compensation committee member
(2) Audit committee member

BOARD OF DIRECTORS

Under our articles of incorporation and bylaws, our directors hold office until the next annual meeting of Global Media's stockholders and until their successors have been elected and duly qualified, and the board of directors appoint our executive officers at the first board of directors' meeting after each annual meeting of stockholders. Executive officers hold office at the pleasure of the board of directors. Mr. Metcalfe was appointed a director upon formation of Global Media and each of Mr. Fuller, Mr. Barta, Mr. MacDonald, Mr. Potter, Mr. Porter, Mr. Slaight and Mr. Mandelbaum was appointed by the board of directors to fill a vacancy created by an increase in the authorized number of directors approved by the board of directors. The Company agreed to nominate Mr. Slaight for election to the Board of Directors pursuant to its December 1999 agreement with Standard Radio, Inc. As long as Standard owns sufficient shares, the Company will nominate either Mr. Slaight or other mutually acceptable candidate each time the Board of Directors is elected.

Our directors do not receive cash compensation for their services as directors or members of committees of the board of directors, if any, but are eligible to receive stock options under our stock option plans. Director stock option grants are determined on a case by case basis. SEE " - Benefit Plans" and "Certain
Transactions." We also reimburse directors for their reasonable expenses incurred in attending meetings of the board of directors.


COMMITTEES:  MEETINGS OF THE BOARD

The Company has a Compensation Committee and an Audit Committee. The Compensation Committee and the Audit Committee were formed in 1999. Messrs. Fuller, MacDonald and Potter comprise the Compensation Committee and Messrs. MacDonald, Slaight amd Potter, are the Audit Committee. The Compensation Committee recommends to the Board the compensation of executive officers and serves as the Administrative Committee for the Company's Stock Option Plans. The Audit Committee serves as a liaison between the Board and the Company's auditor. The Compensation Committee met one time during the fiscal year ended July 31, 1999, and the Audit Committee met one time during the fiscal year ended July 31, 1999.

The Company's Board of Directors held three meetings during the fiscal year ended July 31, 1999, at which time all the then Directors were present or consented in writing to the action taken at such meetings. No incumbent Director attended fewer than 75% of said meetings.


COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Based solely on a review of Forms 3, 4 and 5, and any amendments, furnished to Global Media pursuant to Rule 16a-3(e) during fiscal 1999, and on written representations Global Media's officers, directors, and principal shareholders ("Reporting Persons"), Global Media believes that the Reporting Persons complied in all material respects in fiscal 1999 with all applicable filing requirements under Section 16(a) of the Exchange Act.



EXECUTIVE COMPENSATION

The following table sets forth information concerning compensation for services in all capacities awarded to, earned by or paid to our President and Chief Executive Officer during the fiscal year ended July 31, 1999 (collectively, the "Named Executives"):

                                                 ANNUAL                LONG-TERM
                                              COMPENSATION            COMPENSATION
                                          -----------------------   -------------------      ALL OTHER
                                                                  UNDERLYING SECURITIES    COMPENSATION
NAME AND PRINCIPAL
POSITION                                  SALARY ($)    BONUS ($)    OPTIONS (#)                ($)
------------------------------------     -----------   ----------   ------------          ---------------
Michael Metcalfe, President                0             0           700,000                     0

Robert Fuller, Chief Executive Officer     0             0           700,000                     0




OPTION GRANTS, OPTION EXERCISES AND OPTION VALUES

The following table sets forth information on grants of stock options or other similar rights by Global Media during the last fiscal year to the Named Executives.

                            # OF SECURITIES         % OF TOTAL OPTIONS        EXERCISE OR
NAME                        UNDERLYING OPTIONS     GRANTED TO EMPLOYEES IN     BASE PRICE     EXPIRATION
                                 GRANTED                 FISCAL YEAR           ($/SHARE)         DATE
-----------------------     -------------------    -----------------------    ------------    -----------
Michael Metcalfe                200,000 (1)                                       .50           8/21/00
                                500,000                                          4.00           4/23/04
                            -------------------
         Total                  700,000                     17.4%


Robert Fuller                   200,000 (1)                                       .50           8/21/00
                                500,000                                          4.00           4/23/04
                            -------------------
         Total                  700,000                     17.4%
 -----------------

(1) These option grants were made as of August 21, 1998. Prior to that time, there had been no public market for our common stock and the price at which we last sold any of our common stock was at $0.50 per share. The options were granted with an exercise price of $0.50 per share. However, on August 24, 1998, our common stock began trading on the OTC Bulletin Board and closed that day at $1.06 per share. As a result of the disparity between the closing price on August 24, 1998 and the exercise price of the options granted on August 21, 1998, we were required under established accounting principles to recognize compensation expense totaling $548,800 for the 980,000 options granted to directors, executive officers and employees.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

The following table sets forth information concerning exercise of stock options during the last fiscal year by each Named Executive and the fiscal year-end value of unexercised options:

                                                 NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                 UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS
                                                 OPTIONS AT FY-END (#)             AT FY-END ($)
                   SHARES ACQUIRED               ----------------------       -------------------------
 NAME              ON EXERCISE (#)   VALUE
                                     REALIZED  EXERCISABLE   UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
 ----------       ----------------   --------  -----------   -------------  ------------- -------------
Michael Metcalfe   200,000           $700,000    500,000 (1)      0           $1,968,500          0

Robert Fuller      200,000           $700,000    500,000          0           $1,968,500          0


(1) In February,  2000,  Mr.  Metcalfe  surrendered  options to acquire  175,660 shares of common stock previously granted to him under the 1999 Stock Option Plan. Mr. Metcalfe surrendered the options to provide additional capacity under the 1999 Stock Option Plan so that the Company could meet is stock option commitments to Mr. Mandelbaum under its employment agreement with Mr. Mandelbaum described below.


EMPLOYMENT AGREEMENTS

None of our executive officers have employment agreements with us, except Mr. Mandelbaum. Mr. Mandelbaum's agreement is dated as of December 17, 1999 and has a term of two years expiring January 31, 2002. Mr. Mandelbaum is entitled to receive a base salary of $300,000 per annum for the first year and no less than that amount for the second year. The employment agreement also provides for a milestone bonus of $100,000 per year to be paid upon achievement of goals and milestones as determined by the Board of Directors. Mr. Mandelbaum was also granted a five year option to acquire up to 350,000 shares of the Company's common stock exercisable at $8.00 per share under the 1999 Stock Option Plan. The stock options are 20% vested with the balance vesting in equal installments at the end of each full quarter of continuous service during the first year of the agreement term. If Mr. Mandelbaum is terminated without cause during the first year of the agreement term, all unvested options will fully vest.
If Mr. Mandelbaum is terminated or in the event of his death, the Company will be required to make severance payments to him or his estate, as the case may be, equal to his monthly salary for the longer of 90 days or the remaining term of the agreement.

In addition, as part of his joining the Company, Mr. Mandelbaum will acquire 500,000 shares of common stock from Michael Metcalfe for nominal consideration and has a right to acquire a second 500,000 shares from Mr. Metcalfe for nominal consideration upon the first year anniversary of his employment agreement. These shares are subject to a lock-up period of one year from their respective purchase dates, during which time the shares will be held in escrow. The shares are also subject to a right of repurchase if the Company terminates Mr. Mandelbaum for cause or he terminates his employment voluntarily during the one year lock-up period.


BENEFIT PLANS

We have three stock option plans which provide for the grant of options to purchase shares of our common stock to executives, directors, employees, consultants or advisors. The plans are summarized as follows as of March 1, 2000:


PLAN NAME                         EFFECTIVE         SHARES       OPTIONS    AVAILABLE     OPTIONS
                                     DATE          RESERVED       ISSUED      SHARES     EXERCISED
----------------                  ---------------  ---------     ---------  ----------   ---------
1997 Directors and Officers
   Stock Option Plan              April 8, 1997      500,000             0      500,000          0

1998 Directors and Officers

  Stock Option Plan               August 21, 1998  1,000,000     1,000,000            0     819,900

1999 Stock Option Plan            March 24, 1999   4,000,000     4,000,000            0      116,375

Each of the plans expires ten years from its effective date. The plans are administered by the board of directors who have sole discretion and authority to determine individuals eligible for awards. The conditions of exercise of each grant are determined individually by the board at the time of the grant. We intend to cancel the 1997 stock option plan in the near future.

We have registered the options and shares of common stock issuable under the 1998 and 1999 stock option plans on Form S-8 registration statements. The options granted under our 1998 stock option plan had an exercise price of $.50 per share. All of these options were fully exercisable from the date of grant. The options granted under our 1999 stock option plan have exercise prices ranging from $4.00 to $8.00 per share. As of March 1, 2000, 1,222,291 of these options are subject to vesting requirements, and 2,661,334 are fully exercisable.


SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth (a) the persons known to the Company as beneficially owning more than five percent (5%) of the outstanding shares of the Company (22,291,412), (b) the directors and officers and (c) number of shares of the Company's Common Stock beneficially owned as of February 25, 2000, by individual directors and executive officers and by all directors and executive officers of the Company as a group.


Name and Address (1)    Amount and Nature          % of
of Beneficial Owner     of Beneficial Owner(2)   Class (2)
-------------------------------------------------------------------------

Michael Metcalfe         13,924,340  (3)          55.8%

Robert Fuller             2,088,000  (4)           8.4%

Jeffery Mandelbaum          570,000  (10)          2.3%

Winston V. Barta            299,000  (5)           1.2%

Jack MacDonald               75,000  (6)             *

Barr Potter                 125,000  (7)             *

L. James Porter             200,000  (8)             *

Monte Walls-Burris          283,000  (9)           1.1%



Gary Slaight                      0  (11)            *

All Officers and         17,496,840  (2)          76.1%
Directors as
a Group(9 persons)

(1) The address for the listed officers and directors is Global Media Corp., 400 Robson Street Vancouver, BC V6B 2B4

(2) Shares that a person has the right to acquire within 60 days are treated as outstanding for determining the amount and percentage of common stock owned by such person but are not deemed to be outstanding as to any other person or group.

(3) Includes currently exercisable options to purchase 324,340 shares of common stock.

(4) Includes (a) currently exercisable options to purchase 500,000 shares of common stock owned by Mr. Fuller, and (b) 200,000 shares owned by Mr. Fuller's spouse.

(5) Includes currently exercisable options to purchase 250,000 shares of common stock.

(6) Includes currently exercisable options to purchase 25,000 shares of common stock.

(7) Consists of currently exercisable options to purchase 125,000 shares of common stock.

(8) Consists of 12,500 shares directly owned and currently exercisable options to purchase 187,500 shares of common stock.

(9) Includes currently exercisable options to purchase 250,000 shares of common stock.

(10) Includes 500,000 shares to be purchased pursuant to Mr. Mandelbaum's employment agreement and currently exercisable options to purchase 70,000 sharesof common stock. This does not include the options to purchase 280,000 shares of common stock which are not exercisable until vested in increments beginning May, 2000 or an additional 500,000 shares to be purchased upon the first anniversary of Mr. Mandelbaum's employment agreement.

(11) Does not include options to acquire 125,000 shares of common stock which are not exercisable until vested in increments beginning March, 2000. Mr. Slaight also disclaims beneficial ownership in the 338,983 shares held by Standard Radio, Inc., of which Mr. Slaight is President.

Michael Metcalfe, our Chairman and majority shareholder, is able to control substantially all matters requiring approval by our stockholders, including the election of directors, amendments to our articles of incorporation, and mergers or other business combination transactions. Mr. Metcalfe's substantial equity stake could also make us a much less attractive acquisition candidate to potential acquirers, because Mr. Metcalfe alone could have sufficient votes to prevent the approval or the tax-free treatment of an acquisition.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

STOCK ISSUANCES TO FOUNDER AND OTHER INSIDERS

In connection with our formation and initial capitalization in April 1997, we offered and sold a total 11,000,000 shares of our common stock at a price of $0.01 per share per share to various individual investors, including Michael Metcalfe, our founder, President and Chairman of the Board. Mr. Metcalfe purchased six million shares for total consideration of $60,000 and Mr. Fuller purchased 1 million shares for total consideration of $10,000.

In connection with our second round of financing, from June 1997 until November 1997, we offered and sold a total of 890,831 shares of our common stock at a price of $0.50 per share to various individual and other investors, including Robert Fuller, our Chief Executive Officer and a director. Mr. Fuller purchased 288,000 shares for total consideration of $144,000.

ACQUISITION OF WESTCOAST FROM FOUNDER

In May 1997, we entered into an agreement with Mr. Metcalfe relating to the acquisition of Westcoast Wireless Cable, Ltd. At the time, Mr. Metcalfe was the sole shareholder of Westcoast. Under that agreement, we purchased from Mr. Metcalfe all of his Westcoast stock in exchange for consideration consisting of eight million shares of our common stock and cash in the amount of $100,000.

LOANS TO AND FROM AFFILIATES

LOANS FROM BENNETT METCALFE. From October 1998 through December 1999, Bennett Metcalfe, Michael Metcalfe's father and one of our stockholders, advanced a total of approximately $263,000 to us. The proceeds of these loans were used for working capital. These loans had no fixed repayment or interest terms. In connection with our May 1999 convertible debenture and warrant financing, we agreed to (a) repay one-half of the principal balance outstanding at May 6, 1999 ($221,091), plus $16,445 in accrued interest, by issuing shares of our common stock at $6.25 per share, which was the average closing bid prices of the Common Stock on the OTC Bulletin Board for the three consecutive trading days ended April 30, 1999, and (b) issue a promissory note for the remaining one-half of the principal balance plus $16,445 in accrued interest, which is to be repaid in four quarterly installments and which will bear interest at 9% per annum. This restructuring was completed effective as of July 26, 1999.

LOANS FROM ROBERT FULLER AND AFFILIATES. From November 1998 to March 1999, Mr. Fuller and companies which his family controls, advanced a total of approximately $187,000 to us. The proceeds of these loans were used for working capital. These loans had no fixed repayment or interest terms. In connection with our convertible debenture and warrant financing, we agreed to (a) repay Mr. Fuller $8,413 plus approximately $1,352 in interest from the proceeds of the convertible debenture offering proceeds, (b) repay one-half of the remaining principal balance outstanding at May 6, 1999 ($132,946), plus $8,413 in accrued interest, by issuing shares of our common stock at $6.25 per share, which was the average closing bid prices of the Common Stock on the OTC Bulletin Board for the three consecutive trading days ended April 30, 1999, and (c) issue a promissory note for the remaining one-half of the principal balance plus $8,413 in accrued interest, which is to be repaid in four quarterly installments and which will bear interest at 9% per annum. This restructuring was completed effective as of July 26, 1999.

LOANS TO AND FROM MICHAEL METCALFE AND AFFILIATES. When we purchased Westcoast in April 1997, it had a $71,065 receivable due from a company owned by Michael Metcalfe, and a $79,269 payable due to Michael Metcalfe. In August 1998, Michael Metcalfe and Global Media agreed to offset the receivable owed Westcoast by his affiliated company against the payable which Westcoast owed him.

OPTION GRANTS TO EXECUTIVE OFFICERS AND DIRECTORS

1998 PLAN. We granted 600,000 of the 1,000,000 options granted under our 1998 Plan to our directors and executive officers as follows:

Name                Position                               Options
----                --------                               -------
Michael Metcalfe    Chairman of the Board; President       200,000
Robert Fuller       Chief Executive Officer; Director      200,000
Winston V. Barta    Vice President of Marketing and
                    Business Development; Director         100,000
Monte Walls Burris  Vice President of Corporate Affairs    100,000
                                                           -------
         Total                                             600,000
------------------                                         -------

None of these options were subject to vesting requirements and were fully exercisable from the date of grant. These option grants were made as of August 21, 1998. Prior to that time, there had been no public market for our common stock and the price at which we last sold any of our common stock was at $0.50 per share. The options were granted with an exercise price of $0.50 per share. However, on August 24, 1998, our common stock began trading on the OTC Bulletin Board and closed that day at $1.06 per share. As a result of the disparity between the closing price on August 24, 1998 and the exercise price of the options granted on August 21, 1998, we were required under established accounting principles to recognize compensation expense totaling $548,800 for the 980,000 options granted to directors, executive officers and employees. All options granted to our executives under our 1998 stock option plan have been exercised.

1999 PLAN. As of February 25, 2000, 1,975,000 options of the total 4,000,000 options granted under our 1999 Plan were granted to directors and executive officers as follows. All of these options are fully vested.

Name                 Position                             Options
----                 --------                             -------
Michael Metcalfe     Chairman of the Board;               500,000
Robert Fuller        Chief Executive Officer; Director    500,000
Jeffrey Mandelbaum   Director  and President
Winston V. Barta     Vice President of Marketing and
                     Business Development, Director       250,000
L. James Porter      Chief Financial Officer, Secretary,
                     Director                             200,000
Monte Walls Burris   Vice President of Corporate Affairs  250,000
Jack McDonald        Director                              25,000
Barr Potter          Director                             125,000
Gary Slaight         Director                             125,000
                                                          -------
       Total                                            1,975,000
------------------                                      ---------

Each of these option grants, except those to Mr. Slaight, were granted as of April 23, 1999 at an exercise price of $4.00 per share. During that day, our common stock traded at $4.00 per share on the OTC Bulletin Board. Consequently, we are not required to recognize any related compensation expense.

[Issuance of options to Gary Slaight in connection with Standard Radio transaction.]


AGREEMENT  WITH BARR POTTER

In connection with appointing Mr. Potter to our board of directors in May 1999, we entered into an agreement with him in which we agree to (a) appoint him as an independent director on our board for a one-year term, (b) grant him 125,000 stock options under our 1999 Plan, (c) to sublease space to him in any Los Angeles office that we may open in the future, and (d) to obtain Directors and Officers insurance, for which we are currently in the process of applying.

PROPOSAL NO. 1.     ELECTION OF DIRECTORS

The Articles presently provide that the number of directors of this Company may, from time to time, be increased or decreased by an amendment to the By-Laws of the Company. The Board of Directors has fixed the number of Directors to be elected at eight (8). The Company's Board of Directors recommends the election of Directors of the eight (8) nominees listed below to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified or until their earlier death, resignation or removal. The persons named as "proxies" in the enclosed form of Proxy, who have been designated by Management, intend to vote for the eight (8) nominees for election as Directors unless otherwise instructed in such proxy. If at the time of the Meeting, any of the nominees named below should be unable to serve, which event is not expected to occur, the discretionary authority provided in the Proxy will be exercised to vote for the remaining nominees, or for a substitute nominee or nominees, if any, as shall be designated by the Board of Directors.


NOMINEES

The following table sets forth the name and age of each nominee for Director, indicating all positions and offices with the Company presently held by him and when he first as such:

                                                                Year
Name                  Age    Position                         First Director
-----                 ---    --------                         -------------
Michael Metcalfe       43     Chairman of the Board                1997
                              and President

Robert Fuller (1)      38     Director and Chief                   1997
                              Executive Officer

Jeffery Mandelbaum     40     Director                             2000

Winston V. Barta       29     Director, Vice President of          1997
                              Marketing and Business Development

L. James Porter (2)    35     Director, Chief Financial Officer,   1999
                              Vice President of Finance and
                              Administration and Secretary

Jack MacDonald (1)(2)  71     Director                             1998

Barr Potter (1)(2)     51     Director                             1999

Gary Slaight           49     Director                             1999

BUSINESS EXPERIENCE OF NOMINEES
-------------------------------

MICHAEL METCALFE. Mr. Metcalfe is Global Media's founder. Mr. Metcalfe has held the positions of Chairman of the Board and President since Global Media's formation in April 1997, and previously held the same positions with Westcoast Wireless Cable Ltd. since May 1994. Mr. Metcalfe was director of sales and marketing for Starscan Communications International, Inc., a marketer of satellite equipment and television programming located in Vancouver, B.C., from October 1991 to April 1994; and executive director of production for North American Pictures, Inc., a film production company, located in Vancouver, B.C., from January 1985 through June 1991.

JEFFERY MANDELBAUM. Mr. Mandelbaum has been President and a director of Global Media since February 2000. Mr. Mandelbaum joined Global Media from RealNetworks, Inc., where he was Vice President of Media Systems Sales. Before joining RealNetworks in April 1998, Mr. Mandelbaum was Vice President of Worldwide Sales at Commerce One, a global leader in business-to-business electronic procurement systems. Prior to Commerce One, Mr. Mandelbaum held a number of positions at Sybase, most recently as CEO and President of Sybase Financial Services, Inc. Mr. Mandelbaum is a graduate of the Executive Program in Business Administration from the Columbia University Graduate School of Business.

ROBERT FULLER. Mr. Fuller has been our Chief Executive Officer and a director since May 1997. Mr. Fuller has also been the president and a director of lifestyle Development Ltd., a private fitness center operator located in Nanaimo, B.C. since September 1991. Prior to joining Global Media, Mr. Fuller was the president and a director of 375801 BC Ltd., a private operator of a hotel and pub located in Bamfield, B.C., from June 1994 to May 1997; the president and a director of Promark Construction Co. Inc., a private real estate developer located in Nanaimo, B.C., from February 1992 to December 1997; and an accountant with, and then a manager in, the Entrepreneurial Division of Ernst & Young, Chartered Accountants in Vancouver, B.C. from May 1983 to September 1989. Mr. Fuller is a Canadian Chartered Accountant and received a bachelor of commerce degree from the University of British Columbia in accounting and management information systems.

WINSTON V. BARTA. Mr. Barta has been our Vice President of Marketing and Business Development, and a director since September 1997 and was Secretary from that time until August 1999. Previously, Mr. Barta was a vice president of marketing for Starnet Communications International, Inc., a publicly traded Internet company located in Vancouver, B.C., from July 1996 to July 1997, and a senior account executive at Motion Works Group, a publicly traded consumer software developer company located in Vancouver, B.C., from June 1995 to April 1996. Mr. Barta has a bachelor of commerce degree in marketing from Concordia University in Montreal and an MBA in marketing from Simon Fraser University in Vancouver, B.C.

L. JAMES PORTER. Mr. Porter has been our Chief Financial Officer since April 1999, Assistant Secretary since May 1999, and a director, Vice President of Finance and Administration and Secretary since August 1999. Since August 1998, Mr. Porter has served as president of LJ Ventures, a financial consulting firm. From February 1995 through July 1998, Mr. Porter was a director, chief financial officer and secretary of Hariston Corporation, a diversified holding company with offices in Vancouver, B.C., New York, New York and Costa Mesa, California. From September 1987 through January 1995, Mr. Porter was a senior manager and held other positions with Arthur Andersen, Chartered Accountants, in Vancouver, B.C. Mr. Porter has a bachelor of commerce degree in Finance from the University of British Columbia. He is a Canadian Chartered Accountant, a U.S. Certified Public Accountant, and a U.S. Chartered Financial Analyst.

JACK D. MACDONALD. Mr. MacDonald has been director of Global Media since November 1997 and is chair of its Audit and Compensation committees. Mr. MacDonald was a director of TKO Resources Inc., a publicly traded mining exploration company located in Vancouver, B.C., from May 1996 to September 1997, and was the president, chief executive officer and a director of Salus Resource Corp., and of its predecessor, Arapaho Mining Corp., a publicly-traded mining exploration company located in Vancouver, B.C., from May 1990 to October 1996.

BARR POTTER. Mr. Potter has been a director of Global Media since May 1999. Mr. Potter currently serves as the chairman and chief executive officer of Tripod Entertainment, Inc., a feature films production and distribution company located in Los Angeles, California. From April 1994 through March 1999, Mr. Potter was the chairman and chief executive officer of Largo Entertainment, Inc., a feature films production and distribution company located in Los Angeles, California and a subsidiary of JVC Entertainment, Inc. ("JVC Entertainment"). Mr. Potter earned a bachelor of arts degree in economics from Yale University and a juris doctor degree from Columbia University School of Law.

GARY SLAIGHT. Mr. Slaight has been a director of Global Media since December 1999. Since 1987, Mr. Slaight has served as the president and chief executive officer of Standard Broadcasting Inc. and of Standard Radio Inc. Mr. Slaight has been in broadcast media for over 20 years. He is currently on the board of the Canadian Association of Broadcasters. Mr. Slaight earned a bachelor of arts degree in English from the University of Western Ontario.



NUMBER OF SHARES REQUIRED FOR ELECTION OF DIRECTORS

The affirmative vote of the holders of a majority of the shares represented at the meeting and entitled to vote (11,145,707 shares of 22,291,412 if all shares outstanding as of February 25, 2000 are represented at the meeting) is required to elect each Director.


PROPOSAL NO. 2: RATIFICATION OF ARTHUR ANDERSEN LLP, CHARTERED  ACCOUNTANTS,  AS
                AUDITORS OF THE COMPANY'S FINANCIAL STATEMENTS.

The Board of Directors recommends that the shareholders of the Company vote for the ratification of Arthur Andersen LLP., Chartered Accountants, as independent auditors to examine the financial statements of the Company for the fiscal year ending July 31, 2000. A representative of Arthur Andersen LLP will be at the annual meeting, will have an opportunity to make a statement if the representative so desires and will be available to respond to appropriate questions during the meeting. A favorable vote of a majority of those shares voting, in person or by proxy, is required for confirmation of the selection of the independent auditors.

Effective January 26, 2000, Ernst & Young LLP, Chartered Accountants, the Company's independent accountants, for the period from August 1, 1998 to July 31, 1999 were dismissed. The dismissal of Ernst & Young LLP was approved by the Company's Board of Directors on January 26, 2000. The Company has engaged Arthur Anderson LLP as its new auditors on the same date. No consultation regarding accounting policy or procedures with new auditors occurred prior to their engagement.

Ernst & Young's report for the period from August 1, 1998 to July 31, 1999 did not contained an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. Nor has there been any disagreement with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure or reportable events during the Company's most recent fiscal year through October 18, 1999 which if not resolved to the satisfaction of Ernst & Young LLP would have caused them to make reference thereto in their report on the financial statements for such period.

NUMBER OF SHARES REQUIRED FOR APPROVAL OF PROPOSAL NO. 2

The affirmative vote of the holders of a majority of the shares represented at the meeting and entitled to vote (11,145,707 shares of 22,291,412 if all shares outstanding as of February 25, 2000 are represented at the meeting) is required to approve Proposal No. 2.

PROPOSAL NO. 3: AMENDMENT TO THE ARTICLES OF INCORPORATION TO CHANGE THE NAME OF
                THE COMPANY TO "Globalmedia.com".

The Board of Directors has approved an amendment to Article One of the Articles of Incorporation as follows:

Article One:  The name of the Corporation shall be Globalmedia.com.

The Board of Directors recommends that the shareholders of the Company vote for the Amendment to the Articles as Board believes the amended name better reflects the Company business and industry.

NUMBER OF SHARES REQUIRED FOR APPROVAL OF PROPOSAL NO. 3

The affirmative vote of the holders of a majority of the shares represented at the meeting and entitled to vote (11,145,707 shares of 22,291,412 if all shares outstanding as of February 25, 2000 are represented at the meeting) is required approve Proposal No. 3.


PROPOSAL NO. 4.  APPROVAL OF THE GLOBAL MEDIA CORP. 2000 STOCK OPTION PLAN

On January 27, 2000, the Company's Board of Directors approved submitting the Global Media Corp. 2000 Stock Option Plan to the shareholders for approval. The Board of Directors recommends approval of the Plan. The purpose of the Plan is to advance the business and development of the Company and its shareholders by affording to the Eligible Plan Participants the opportunity to acquire a propriety interest in the Company by the grant of Options to acquire shares of the Company's common stock.

The Plan defines "Eligible Plan Participant" shall mean any Director, Executive Officer, Employee, Consultant or Advisor which has been confirmed by the Board as eligible to participate under this Plan.

The Options  granted are not  "Incentive  Stock  Options"  within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended. The issuance of such non-qualified options pursuant to this Plan is not expected to be a taxable event for recipient until such time that the recipient elects to exercise the option whereupon the recipient is expected to recognize income to the extent the market price of the shares exceeds the exercise price of the option on the date of exercise.

The Plan is administered by an Administrative Committee, the majority of which are independent directors of the Company. Subject to anti-dilution provisions, the Plan may issue Options to acquire up to 4,000,000 shares to Directors and Officers. The Company will not receive any consideration for the grant of options under the Plan and approximate market value of the shares to be reserved for the plan is $25,950,000 based upon the average thirty day closing price for the Company's common stock for the period ending January 31, 2000. The exercise price for Options shall be set by the Administrative Committee but shall not be for less than the fair market value of the shares on the date the Option is granted. Fair market value shall mean the average of the closing price for ten consecutive trading days at which the Stock is listed in the OTC Electronic Bulletin Board quotation system ending on the day prior to the date an Option is granted. The period in which Options can be exercised shall be set by the Administrative Committee not to exceed five years from the date of Grant. Unless otherwise varied by the Administrative Committee, Options granted to new executive officers or directors shall vest one year from date of appointment or election. Shares issuable under options granted to continuing officers or directors are immediately exercisable and vest upon exercise. The maximum number of shares subject to Options granted to any on Director of Officer shall not exceed 200,000 shares in any 12- month period.

The aggregate number of shares within the Plan and the rights under outstanding Options granted hereunder, both as to the number of shares and Option price, will be adjusted accordingly in the event of a reverse split in the outstanding shares of the Common Stock of the Company.

The Board may at any time terminate the plan. The approval of the majority of shareholders is required to increase the total number of shares subject to the plan, change the manner of determining the option price or to withdraw the administration of the plan from the Administrative Committee.


BENEFITS TO DIRECTORS AND OFFICERS

The executive officers and directors of the Company are eligible to participate in the Plan. The plan gives the Administrative Committee discretion to award options. As of the date of this Proxy Statement, the Administrative Committee has not made any grants pursuant to the Plan nor met to establish criteria for grants to Eligible Plan Participants, either individually or for the executive officers and non-executive directors as groups. However, it is anticipated that the following award will be made pursuant to Mr. Sullivan's employment with the Company in April, 2000.

                                    Dollar             Options
Name            Position            Value(1)           Granted

Paul Sullivan   Exec. V-P             $0               100,000 (1)


(1) Based upon exercise price of $8.00 and the average closing price of $7.76 for the thirty days ending February 29, 2000.


NUMBER OF SHARES REQUIRED FOR APPROVAL OF PROPOSAL NO. 4

The affirmative vote of the holders of a majority of the shares represented at the meeting and entitled to vote (11,145,707 shares of 22,291,412 if all shares outstanding as of February 25, 2000 are represented at the meeting) is required to approve Proposal No. 4.


                         REQUEST FOR COPY OF FORM 10KSB

Shareholders may request a copy of the Form 10KSB by writing to the Company's offices, 400 Robson St., Vancouver, British Columbia V6B 2B4.



                    DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS

Any proposal by a shareholder to be presented at the Company's next Annual Meeting of Shareholders, including nominations for election as directors must be received at the offices of the Company, 400 Robson St., Vancouver, British Columbia V6B 2B4, no later than July 31, 2000.

PROXY SOLICITED BY THE BOARD OF DIRECTORS OF GLOBAL MEDIA CORP.

The undersigned appoints Michael Metcalfe (and Robert Fuller, if Mr. Metcalfe is unable to serve), as the undersigned's lawful attorney and proxy, with full power of substitution and appointment, to act for and in the stead of the undersigned to attend and vote all of the undersigned's shares of the Common Stock of Global Media Corp., a Nevada corporation, at the Annual Meeting of Shareholders to be held at the Grand Weston Hotel, 433 Robson Street, Vancouver, British Columbia, at 10:00 am. Pacific Standard Time, on April 7, 2000, and any and all adjournments thereof,for the following purposes:

A SHAREHOLDER MAY NOT USE CUMULATIVE VOTING FOR THE NOMINEES FOR DIRECTORS. EACH DIRECTOR IS ELECTED BY A VOTE OF THE SHAREHOLDERS WITH A MAJORITY OF THE SHARES VOTING BEING REQUIRED FOR ELECTION. SHAREHOLDERS MAY ALSO WITHHOLD AUTHORITY TO VOTE FOR A NOMINEE(S) BY DRAWING A LINE THROUGH THE NOMINEE'S NAME(S).

PROPOSAL NO. 1. ELECTION TO THE BOARD OF DIRECTORS

[ ]FOR Management nominees listed below equally among all the nominees OR VOTED AS FOLLOWS:

        Michael Metcalfe   _______ Shares   Robert Fuller    ________ Shares
        Winston Barta      _______ Shares   Jack MacDonald   ________ Shares
        Barr Potter        _______ Shares   L. James Porter  ________ Shares
        Jeffery Mandelbaum _______ Shares   Gary Slaight     ________ Shares


[ ]     AGAINST   Management's nominees for the Board of Directors

MANAGEMENT INTENDS TO VOTE SHARES FOR ALL OF THE EIGHT (8) NOMINEES NAMED ABOVE UNLESS OTHERWISE INSTRUCTED IN THIS PROXY. IF AT THE TIME OF THE MEETING, ANY OF THE NOMINEES SHOULD BE UNABLE TO SERVE, THE DISCRETIONARY AUTHORITY PROVIDED IN THE PROXY WILL BE EXERCISED TO VOTE FOR THE REMAINING NOMINEES, OR FOR A SUBSTITUTE NOMINEE OR NOMINEES, IF ANY, AS SHALL BE DESIGNATED BY THE BOARD OF DIRECTORS.

PROPOSAL NO. 2.     CONFIRMATION OF ARTHUR ANDERSEN LLP AS AUDITORS

        [  ]   FOR   [  ]  AGAINST    [  ]  ABSTAIN

IF THE SHAREHOLDER DOES NOT INDICATE A PREFERENCE, MANAGEMENT INTENDS TO VOTE FOR THE PROPOSAL.

PROPOSAL NO. 3. AMENDMENT TO THE ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY TO "GLOBALMEDIA.COM".

        [  ]   FOR    [  ] AGAINST     [  ]  ABSTAIN

IF THE SHAREHOLDER DOES NOT INDICATE A PREFERENCE, MANAGEMENT INTENDS TO VOTE FOR THE PROPOSAL.

PROPOSAL NO. 4. APPROVAL OF THE GLOBALMEDIA.COM 2000 DIRECTORS AND OFFICERS STOCK OPTION PLAN

        [  ]   FOR    [  ] AGAINST     [  ]  ABSTAIN

IF THE SHAREHOLDER DOES NOT INDICATE A PREFERENCE, MANAGEMENT INTENDS TO VOTE FOR THE PROPOSAL.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE SHAREHOLDER'S SPECIFICATION ABOVE. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS FOR WHICH THE SHAREHOLDER HAS NOT INDICATED A PREFERENCE OR IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

In the Shareholder's discretion the Proxy is authorized to vote on such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

The undersigned revokes any proxies heretofore given by the undersigned and acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement furnished herewith and the Annual Report to Shareholders previously provided.

Dated: _______________, 2000                      _____________________________

                                                  -----------------------------

Signature(s) should agree with the name(s) hereon. Executors, administrators, trustees, guardians and attorneys should indicate when signing. Attorneys should submit powers of attorney.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GLOBAL MEDIA CORP. PLEASE SIGN AND RETURN THIS PROXY TO DENNIS BROVARONE, ATTORNEY AT LAW, 11249 W. 103RD DRIVE, WESTMINSTER, CO 80021. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.